          CKRUSH GREENLIGHTS 'LIVEMANSION: THE MOVIE,' FIRST-EVER MAJOR
         FEATURE FILM TO BE PRODUCED WITH A SOCIAL NETWORKING COMMUNITY

                             -----------------------

     Breakthrough Project Gives Ckrush First-Mover Position in Hight-Growth
                      Digital Community Entertainment Space

NEW YORK--(BUSINESS WIRE)--JULY 25, 2006--Ckrush, Inc. (OTCBB:CKRH - News), a
cutting-edge media group capitalizing on the convergence of entertainment and digital technologies, has announced the launch of "LiveMansion: The Movie," the
Company's first major initiative to build digital asset value through
LiveMansion.com, Ckrush's recently launched online community.

The movie will be the first to be produced online by a social networking community. Members of Ckrush Digital's LiveMansion.com will play major decision-making roles in the project, including casting the film and choosing the director. "LiveMansion: The Movie" marks the first time major production decisions on a film have been made through an online social network and the first time a film will be cast and the director chosen from the members of an online community.

"Social networking has become a powerful collective force in today's world,"
said Jeremy Dallow, President of Ckrush Inc. "'LiveMansion: The Movie' takes this phenomenon in a new direction, harnessing the participatory nature of the web in a whole new way. The LiveMansion project moves beyond the cinema, offering a comprehensive digital experience and hopefully generating a robust audience even before the movie is filmed."

Mr. Dallow added, "We believe "LiveMansion: The Movie" is the first film concept to truly empower an online community. Ckrush is committed to making highly entertaining and commercially successful feature films and we feel that the
LiveMansion community will be a great producing partner and source for creative talent."

Ckrush's movie production business model is designed to allow the Company to develop compelling entertainment content efficiently while maximizing potential revenue growth through its digital assets.

"It's a participation based process that is designed to fuel itself, establishing a long-term user base that will continue to draw in new members,"
said Mr. Dallow.

The movie production begins on LiveMansion.com, a fully interactive social networking site with unique user-personalized home pages where members can edit profiles, post pictures and blogs, receive mail and keep a detailed list of friends. Beyond the typical social networking sites currently in use, members can create their own virtual mansion with dozens of rooms that explore their interests with other like-minded members, all in real time. The website is the cornerstone for the entire entertainment experience and the engine for generating digital assets that build a long-term community for all of Ckrush's future projects.

Members from the LiveMansion.com social community will be virtual producers, voting for the director, the cast, and various other aspects of the movie. Each member will earn "producer points" as they take part in the making of the film.
Those who participate the most will be brought to the set and will earn equity in the film, among other benefits.

Ckrush is taking the lead in this new multimedia category and intends to stay at the forefront of the industry's paradigm shift towards integrated multi-media.
"LiveMansion: The Movie" is the first such project. Ckrush intends to release a series of interrelated movie concepts, web initaitves and promotional campaigns

ABOUT LIVE MANSION.COM
LiveMansion.com is an advanced multi-media web destination that builds upon the growing strength of online communities and new-era viral marketing. The online social network has introduced a new-economy business model based on
"participatory pop culture," creating multiple potential revenue streams.
LiveMansion.com members can create their own virtual mansion with dozens of rooms, allowing them to explore their interests and socialize with other like-minded members, all in real time. The website is the cornerstone for a holistic entertainment experience and the engine for generating digital assets and building a long-term community. For more information, visit
http://www.livemansion.com/.

ABOUT CKRUSH, INC.
Ckrush, Inc. is a cutting edge entertainment and digital media group capitalizing on the global convergence of the traditional entertainment industry and the "participatory pop culture" revolution of online communities and digital technology. The Company produces feature films, sports programs and other content that target young adults, a highly-coveted entertainment industry demographic comprised of 70 million-plus consumers with an estimated spending power in excess of $200 billion annually. Ckrush feature films slated to be released in 2006 include, "Beer League," starring Artie Lange, "TV the Movie,"
starring Steve O and Wee Man of "Jackass" fame; and National Lampoon's "Pledge
This," starring Paris Hilton. Ckrush also - promotes and distributes televised sports events and other programming through pay-per-view, video-on-demand and retail channels.

For investor-specific information about Ckrush, Inc., including recent news and stock price data, please visit
http://www.trilogy-capital.com/tcp/ckrush/quote.html.

For an investor Fact Sheet, please visit
http://www.trilogy-capital.com/tcp/ckrush/factsheet.html.

For General Investor Information, please visit
http://www.trilogy-capital.com/tcp/ckrush/.

For additional information, visit http://www.ckrush.net/.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,
as amended. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors; acquisitions of dispositions of business assets; and the potential impact of future decisions by management. More detailed information about these factors may be found in filings by Ckrush, Inc. with the Securities and Exchange Commission. Ckrush, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:
Ckrush, Inc.
Jeremy Dallow
212-564-1111

or

Trilogy Capital Partners, Inc.
Paul Karon
800-592-6061

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